FIRST AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), effective as of February 4 ,2004 (the "Effective Date"), at Honolulu, Hawaii, is by and between ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Borrower"), the undersigned Banks (herein called, individually, a "Bank" and, collectively, the "Banks"), and FIRST HAWAIIAN BANK, as agent for the Banks (the "Agent").

                             PRELIMINARY STATEMENTS
                             ----------------------

                  A. The Borrower, certain of the Banks and other institutions were parties to that certain Revolving Credit and Term Loan Agreement dated as of December 1, 1982. Such Revolving Credit and Term Loan Agreement has been amended and restated on numerous occasions, the last of which occurring pursuant to that certain Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of November 30, 2001, by and between the Borrower, the Banks and the Agent (the "Credit Agreement").

                  B. The Borrower, the Banks, and the Agent desire to amend the Credit Agreement to amend the definition of "Consolidated Net Income" to account for the adoption by the Borrower of certain accounting standards.

                  C. The Banks are willing to amend the Credit Agreement in accordance with the terms and conditions of this Amendment.

                  D. All capitalized terms used herein, unless otherwise defined, are as defined in Article IX of the Credit Agreement.

                                   AGREEMENT
                                   ---------

         In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consolidated Net Income. The definition for "Consolidated
                     -----------------------
Net Income" in Article IX, Section 9.1 of the Credit Agreement is hereby amended in its entirety as follows:

            "Consolidated Net Income": shall mean the net income of the
            -----------------------
            Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP excluding (net of applicable taxes and expenses thereto): (i) gains in excess of losses resulting from the sale, conversion, exchange or disposition of capital assets (i.e., assets other than current assets) other than gains or losses resulting from the sales of purchased or developed real property sold for cash, cash equivalents or other property or tangible assets by the Borrower or any Subsidiary engaged in real-estate activities in the ordinary course of its property management and development activities; (ii) gains resulting from the write-up of assets to the extent permitted under GAAP; (iii) losses resulting from the write-down of impaired assets in accordance with GAAP; (iv) equity of the Borrower or its Subsidiaries in the unremitted earnings of any company or entity not required to be consolidated with the Borrower under GAAP; (v) losses resulting from the write-down of intangible assets, including goodwill, as required under GAAP; (vi) net income, gains or losses resulting from any change in accounting, from any discontinued operations or the disposition thereof (excluding, however, net income, gains, or losses from discontinued operations related to the sale of income-producing real property assets classified as discontinued operations under Statement of Financial Accounting Standards No. 144, provided that all net proceeds of such sale be completely reinvested in other income-producing real property assets within six (6) months of the sale of the disposed income-producing real property assets), from any extraordinary events, from any cumulative changes in statutory tax rates, or from any prior period adjustments, all determined in accordance with GAAP.

         2. Confirmation of Warranties and Covenants: No Event of Default. All
            -------------------------------------------------------------
of the continuing warranties of the Borrower contained in the Credit Agreement, are hereby confirmed and reaffirmed by the Borrower as being true, valid and correct as of the date of this Amendment. The Borrower represents and warrants that no Event of Default exists as of the date of this Amendment.

         3. No Offsets or Defenses; Waiver. As of the date hereof, the Borrower
            ------------------------------
has no claims, defenses or offsets against the Agent, the Banks or against the Borrower's obligations under the Credit Agreement, as herein amended, whether in connection with the negotiations for or closing of the Credit Agreement, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

         4. Full Force and Effect. The provisions of the Credit Agreement and of
            ---------------------
the Notes, as previously amended, are hereby amended to conform with this Amendment but in all other respects the provisions of the Credit Agreement and the Notes, as previously amended and as amended by this Amendment, shall continue in full force and effect.

         5. Rights of the Banks. This Amendment is made on the express condition
            -------------------
that nothing contained herein shall in any way be construed as affecting, impairing, or waiving any rights of the Banks under the Credit Agreement.

         6. Bind and Inure. This Amendment shall be binding upon and inure to
            --------------
the benefit of the Banks, the Borrower and their respective successors and assigns, provided, that the Borrower may not transfer any rights or obligations under this Amendment without the prior written consent of the Banks.

         7. Applicable Law; Severability. This Amendment shall be governed by
            ----------------------------
and interpreted in accordance with the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

         8. Paragraph Headings. The headings of paragraphs in this Amendment are
            ------------------
inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Amendment.

         9. Counterparts and Facsimile Signatures. The parties to this Amendment
            -------------------------------------
agree that this Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, including, without limitation, recordation and delivery of this Amendment, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. The submission of a signature-page transmitted by facsimile or telecopy (or similar electronic transmission facility) shall be fully binding and in full effect for all purposes under this Amendment. In such event, original signature pages shall be delivered within a reasonable time and substituted for the facsimile signature pages in the counterpart copies upon receipt.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                              ALEXANDER & BALDWIN, INC.


                              By /s/ James S. Andrasick
                                ------------------------------------------------
                                 JAMES S. ANDRASICK
                                 Its Executive Vice President,
                                     Chief Financial Officer and
                                     Treasurer


                              By /s/ Thomas A. Wellman
                                ------------------------------------------------
                                 THOMAS A. WELLMAN
                                 Its Controller and
                                     Assistant Treasurer

                                                                     "Borrower"



                              FIRST HAWAIIAN BANK,
                              as a Bank and as Agent
                              Corporate Hawaii Division
                              999 Bishop Street, 11th Floor
                              Honolulu, Hawaii  96813
                              Att'n: Mr. Alan Arizumi
                                     Vice President
                              Telephone: (808) 525-6203
                              Facsimile: (808) 525-6200


                              By /s/ Alan Arizumi
                                ------------------------------------------------
                                 Its Vice President



                              BANK OF AMERICA, N.A.
                              WA1-501-35-01
                              800 Fifth Avenue, 35th Floor
                              Seattle, Washington 98104
                              Att'n:  Mr. Mike Loken
                                      Senior Vice President
                              Telephone: (206) 358-3145
                              Facsimile: (206) 585-1794


                              By /s/ Mike Loken
                                ------------------------------------------------
                                 Its Senior Vice President


                              BANK OF HAWAII
                              130 Merchant Street, 20th Floor
                              Honolulu, Hawaii  96813
                              Att'n:  Mr. Scott Nahme
                                      Vice President
                              Telephone: (808) 537-8689
                              Facsimile: (808) 537-8301


                              By /s/ Scott R. Nahme
                                ------------------------------------------------
                                 Its Vice President


                              THE BANK OF NEW YORK
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, California 90024
                              Att'n: Ms. Jennifer Ellerman
                                     Vice President
                              Telephone: (310) 996-8677
                              Facsimile: (310) 996-8667


                              By /s/ Jennifer Ellerman
                                ------------------------------------------------
                                 Its Vice President


                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                              MAC A0112-101
                              550 California Street, 10th Floor
                              San Francisco, California 94104
                              Attn:   Mr. Jeff Bailard
                                      Vice President
                              Telephone: (415) 396-1648
                              Facsimile: (415) 989-4319


                              By /s/ Meff Bailard
                                ------------------------------------------------
                                 Its Vice President


                              AMERICAN SAVINGS BANK, F. S. B.
                              P. O. Box 2300
                              Honolulu, Hawaii 96804-2300
                              Attn:   Mr. Carl A. Morita
                              Telephone: (808) 539-7631
                              Facsimile:   (808) 532-7370


                              By /s/ Carl A. Morita
                                ------------------------------------------------
                                 Its Vice President


                                                                         "Banks"